UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 1, 2011
MERCER INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Washington	000-51826	47-0956945

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 2840, 650 West Georgia Street, Vancouver, British Columbia, Canada	V6B 4N8

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (604) 684-1099
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. Submission of Matters to a Vote of Security Holders.
Mercer International Inc. (the “Company”) held its 2011 Annual Meeting of Shareholders on June 1, 2011. At this meeting, shareholders were requested to: 1) elect a board of directors; 2) ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for 2011; 3) approve a non-binding advisory vote on executive compensation; and 4) select the preferred frequency of future advisory votes on executive compensation, all of which were described in more detail in the Company’s 2011 Proxy Statement. The results of the voting on the matters submitted to the Company’s shareholders are as follows:
1. Election of directors to hold office for the ensuring year.
All of the eight nominees for the Company’s board of directors were elected, and the voting results are set forth below:

	For	Withheld	Abstentions and Broker Non-Votes
Jimmy S.H. Lee	19,946,351	281,691	—
Kenneth A. Shields	19,975,171	252,871	—
William D. McCartney	19,661,520	566,522	—
Graeme A. Witts	19,971,321	256,721	—
Eric Lauritzen	19,971,121	256,921	—
Guy W. Adams	19,971,771	256,271	—
James Shepherd	19,972,771	255,271	—
Bernard Picchi	19,971,171	256,871	—
2. Appointment of Independent Auditors.
The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for fiscal year 2011 was approved and the voting results are set forth below:

For	Against	Abstentions	Broker Non-Votes
28,259,376	41,299	8,937	—
3. Advisory Vote on Executive Compensation.
The non-binding resolution relating to the compensation of the Company’s named executive officers was approved and the voting results are set forth below:

For	Against	Abstentions	Broker Non-Votes
19,958,394	210,559	59,089	—
4. Frequency of Future Advisory Votes on Executive Compensation.
The voting results related to the frequency of future advisory votes on executive compensation are set forth below:

1 Year	2 Years	3 Years	Abstentions
19,713,502	43,331	403,074	68,135
Based on the recommendation of the Company’s board of directors in the Company’s 2011 proxy statement and the voting results with respect to the advisory vote on the frequency of future advisory votes on executive compensation, the Company has adopted a policy to hold an advisory vote on executive compensation annually.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCER INTERNATIONAL INC.
/s/ David M. Gandossi
David M. Gandossi
Chief Financial Officer

Date: June 3, 2011